EXHIBIT 10.2
LOAN MODIFICATION AGREEMENT

THIS LOAN MODIFICATION AGREEMENT, made as of  July 22, 2010, by and between STERLING NATIONAL BANK, a national banking association, having an office located at 500 Seventh Avenue, New York, New York 10018 (hereinafter referred to as the “Bank” or “Secured Party”), and COFFEE HOLDING CO., INC. (“Coffee Holding”), a Nevada corporation, with its principal and executive offices located at 3475 Victory Boulevard, Staten Island, New York 10314 and ORGANIC PRODUCTS TRADING COMPANY LLC (“Organic Products”), a Delaware limited liability company, with its principal and executive offices located at 3475 Victory Boulevard, Staten Island, New York 10314, as co-borrowers (hereinafter collectively referred to as the “Borrower” or “Debtor”);

W I T N E S S E T H :

WHEREAS, Borrower Coffee Holding executed and delivered to the Bank various loan documents, instruments and agreements, in connection with a $5,000,000,00 line of credit loan facility (the “Loan Facility”) including, but not limited to, a Loan and Security Agreement dated as of February 17, 2009, and Andrew Gordon and David Gordon (the “Validity Guarantors”) executed and delivered to the Bank a validity guaranty dated March 4, 2010 (the “Validity Guaranty”) in connection therewith (all such documents, agreements, and instruments executed by the Borrower and the Validity Guarantors, including all extensions and/or modifications, if any, hereinafter collectively referred to as the “Original Loan Documents”);

WHEREAS, extensions of credit were made by the Bank pursuant to the Loan Documents; and

WHEREAS, the Borrower and the Validity Guarantors have requested an increase in the Loan Facility, an increase in the Inventory Sublimit, the establishment of a letter of credit sublimit within the Loan Facility, the addition of Organic Products as a co-borrower to the Loan Facility, and an extension of the Loan Facility; and

WHEREAS, the Bank has agreed to the requests of the Borrower and the Validity Guarantors, and has agreed to modify and continue the Loan Facility in accordance with such terms as are agreeable to the Borrower and the Validity Guarantors as evidenced by their execution of this Loan Modification Agreement and all agreements, instruments, and documents executed and to be executed in conjunction herewith (the Original Loan Documents, the within Loan Modification Agreement, and all such agreements, instruments, and documents collectively referred to hereafter as the “Loan Documents”);

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Definitions

1.1 As used in this Loan Modification Agreement, the following terms shall have the meanings ascribed to them as follows:

“Additional Borrower” shall mean ORGANIC PRODUCTS TRADING COMPANY LLC, together with all successors and assigns thereof (also referred to herein as “Borrower” and “Debtor”).

“Agreement” shall mean this Loan Modification Agreement.

“Borrower” shall mean COFFEE HOLDING CO., INC. and ORGANIC PRODUCTS TRADING COMPANY LLC, and any other Person designated or signing this Agreement as Borrower, together with all successors and assigns thereof (also referred to herein as “Debtor” and “Obligor”).

“Inventory Sublimit” shall mean the maximum amount of Advances permitted at any time from the Line of Credit against Eligible Inventory.

“Letters of Credit” shall mean letters of credit issued or to be issued by the Bank for the account of the Borrower for the purpose of purchasing Inventory to be sold by the Borrower.

“Letter of Credit Amount(s)” shall mean the sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding at any time plus (ii) the aggregate amount of all drawings under Letters of Credit for which the Bank has not been reimbursed at such time.

“Letter of Credit Documents” shall mean any Letter of Credit, any amendment thereto, any documents delivered in connection therewith, any application therefor, or any other documents (all in form and substance satisfactory to the Bank), governing or providing for (i) the rights and obligations on the parties concerned or at risk, or (ii) any collateral security for such obligations.

“Letter of Credit Fees” shall mean the Bank’s standard charges for issuance, amendment, extension and cancellation of Letters of Credit.

“Letter of Credit Sublimit” shall mean that portion of the Line of Credit allocated to the issuance of Letters of Credit which is fixed hereunder in the amount of $1,000,000.00.

 “Line of Credit” shall mean the revolving line of credit established for the benefit of the Borrower under the Original Loan Documents which is increased to $7,000,000.00 (the “Maximum Revolving Advance Amount”) and continued hereunder.

“Loan Documents” shall mean the Original Loan Documents, the within Agreement, and all agreements, instruments, and documents executed in conjunction herewith.

“Loan Facility” shall mean the Line of Credit.

“Maximum Revolving Advance Amount” shall mean $7,000,000.00.

“Obligations” shall mean any and all loans, Advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Bank or to any other direct or indirect subsidiary or affiliate of Bank of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document (including, without limitation, this Agreement and the other Loan Documents), whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of Bank’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of Borrower’s Indebtedness and/or liabilities under this Agreement, the other Loan Documents or under any other agreement between Bank and Borrower and any amendments, extensions, renewals or increases and all costs and expenses of Bank incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses, and expenses arising from all obligations of Borrower to perform acts or refrain from taking any action, and the Bank’s enforcement thereof.

“Obligor” shall mean the Borrower and the Validity Guarantors, together with all successors and assigns, and in addition, if an individual, all heirs, executors, administrators, and personal representatives thereof.

“Original Loan Documents” shall mean all documents, agreements, and instruments as described in the preamble of this Agreement.

1.2 If not otherwise defined in this Agreement, terms used herein which are defined by the Original Loan Documents shall have the same meaning as prescribed therein. Whenever the context of use of a particular term suggests that such term be in the plural or of a different gender, said term shall be deemed to have such other meaning in the event that such term does not appear in the plural or reflect such other gender.

SECTION 2.    Modifications and Restatement of Certain Conditions.

2.1 Additional Borrower Organic Products is hereby added as a Borrower (and “Debtor”) under the Line of Credit, and is hereafter deemed for all purposes as a Borrower under the Loan Documents.

2.2 Additional Borrower Organic Products hereby assumes all obligations, liabilities and responsibilities as a Borrower and Debtor under the Original Loan Documents as if Additional Borrower had been a signatory to the Original Loan Documents. As such, Additional Borrower agrees to comply with all of the covenants, conditions and undertakings of Borrower under the terms of the Original Loan Documents as modified hereunder.

2.3 Additional Borrower Organic Products agrees to execute and deliver all documents required by the Bank in order to effectuate the addition of Additional Borrower as a co-Borrower under the Loan Documents.

2.4 The Maximum Revolving Advance Amount of the Line of Credit is hereby increased from $5,000,000.00 to $7,000,000.00. Revolving Credit Loans made by the Bank to Borrower from the Line of Credit may be evidenced by a promissory note of the Borrower (the “Revolving Credit Note”), payable to the order of the Bank and representing the obligation of the Borrower to pay the lesser of (a) the face amount of the Revolving Credit Note together with interest, fees and charges or, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrower, together with interest, fees and charges. All of the terms and provisions of the Revolving Credit Note are incorporated herein and made a part hereof. The absence of a Revolving Credit Note shall not diminish or impair the liability of the Borrower to the Bank for all of the Revolving Credit Loans and other Obligations. The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the making of any Revolving Credit Loan or at the time of receipt of any payment of principal, an appropriate notation on the records of the Bank, including any grid associated with the Revolving Credit Note, or any other similar record, including computer records, reflecting the making of such Revolving Credit Loan or, as the case may be, the receipt of such payment.

2.5 The Inventory Sublimit is increased from $1,000,000.00 to $2,000,000.00.

2.6 The Unused Line Fee provision in the Original Loan Documents is modified as follows: Borrower shall pay to the Bank an unused line fee (the “Unused Line Fee”) which shall be earned monthly effective as of the 1st day of each month and shall be in an amount equal to one eighth percent (0.13%) of the difference between the sum of $6,000,000.00 and the average outstanding Obligations during such month. This fee shall be debited monthly in arrears by the Bank from the Borrower’s account, and represents compensation to the Bank for its funding and other costs and expenses relating to Borrower’s anticipated borrowing requirements, the amounts of which are not readily calculable.

2.7 The Initial Term of the Loan Facility is hereby extended from February 17, 2012 t o February 17, 2013.

2.8 Letters of Credit.

a. There is hereby established within the Line of Credit a sublimit in the amount of $1,000,000.00 (the “Letter of Credit Sublimit”) allocated to the issuance of Letters of Credit pursuant to this Agreement and the other Loan Documents. All Letters of Credit shall be in form and substance reasonably satisfactory to the Bank. No Letter of Credit shall be issued with an expiry date later ten (10) Business Days prior to any Maturity Date. Each Letter of Credit shall comply with the Letter of Credit Documents.

b. Each Letter of Credit issued from time to time under the Loan Facility which remains undrawn (and the amounts of draws on Letters of Credit prior to payment as hereinafter set forth) shall reduce, dollar for dollar, the amount available to be borrowed by Borrower under the Loan Facility.

c. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Bank shall promptly notify Borrower and Borrower shall immediately reimburse the Bank on the day when such drawing is honored, by either a cash payment by Borrower or, so long as no Event of Default has occurred and is continuing, in the absence of such payment by Borrower, and at the Bank’s option, by the Bank automatically making or having been deemed to have made (without further request or approval of Borrower) a cash Advance under the Loan Facility on such date to reimburse the Bank. Borrower’s reimbursement obligation for draws under Letters of Credit along with the obligation to pay Letter of Credit Fees shall herein be referred to collectively as Borrower’s “Reimbursement Obligations.” All of Borrower’s Reimbursement Obligations hereunder with respect to Letters of Credit shall apply unconditionally and absolutely to Letters of Credit issued hereunder on behalf of Borrower and shall be deemed included in the Obligations hereunder.

d. The obligation of Borrower to reimburse the Bank for drawings made (or for cash Advances made to cover drawings made) under the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

i. any lack of validity or enforceability of any Letter of Credit;

ii. the existence of any claim, setoff, defense or other right that Borrower or any other Person may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or transferee may be acting), Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

iii. any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

iv. payment by Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit unless Lender shall have acted with willful misconduct or gross negligence in issuing such payment;

v. any other circumstances or happening whatsoever that is similar to any of the foregoing; or

vi. the fact that a Default or Event of Default shall have occurred and be continuing.

e. If by reason of (i) any change after the execution date of this Agreement in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement or (ii) compliance by the Bank with any direction, reasonable request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation D:

i. The Bank shall be subject to any tax or other levy or charge of any nature or to any variation thereof (except for changes in the rate of any tax on the net income of Lender or its applicable lending office) or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section, whether directly or by such being imposed on or suffered by the Bank;

ii. any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by the Bank; or

iii. there shall be imposed on the Bank any other condition regarding this Section or any Letter of Credit; and the result of the foregoing is to directly or indirectly increase the cost to Lender of issuing, creating, making or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then and in any such case, the Bank shall, after the additional cost is incurred or the amount received is reduced, notify Borrower and Borrower shall pay on demand such amounts as may be necessary to compensate the Bank for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate per annum equal at all times to the applicable interest rate under the Loan Facility. A certificate signed by an officer of the Bank as to the amount of such increased cost or reduced receipt showing in reasonable detail the basis for the calculation thereof, submitted to Borrower by the Bank shall, except for manifest error and absent written notice from Borrower to the Bank within ten (10) days from submission, be final, conclusive and binding for all purposes.

f. (i)  In addition to amounts payable as elsewhere provided in this Section, without duplication, Borrower hereby agrees to protect, indemnify, pay and save Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which the Bank may incur or be subject to as a consequence, direct or indirect, of (1) the issuance of the Letters of Credit or (2) the failure of the Bank to honor a drawing under any Letter of Credit as a result of any such act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called “Government Acts”) in each case except for claims, demands, liabilities, damages, losses, costs, charges and expenses arising solely from acts or conduct of the Bank constituting gross negligence or willful misconduct.

(ii)  As between Borrower and the Bank, Borrower assumes all risks of the acts and omissions of or misuse of the Letters of Credit issued by the Bank by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Bank shall not be responsible: (1) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance if such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (2) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (3) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (4) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher, unless any of the foregoing are caused by the Bank ‘s gross negligence or willful misconduct; (5) for errors in interpretation of technical terms; (6) for any loss or delay in the transmission of any document or required in order to make a drawing under such Letter of Credit or of the proceeds thereof, unless caused by the Bank ‘s gross negligence or willful misconduct; (7) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (8) for any consequences arising from causes beyond the control of Issuer, including, without limitation, any Government Acts. None of the above shall affect, impair or prevent the vesting of any of the Bank’s rights or powers hereunder

(iii)  In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Bank in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not create any liability on the part of the Bank to Borrower.

g. In the event that any Affiliate or Subsidiary of the Borrower shall request the issuance of a Letter of Credit from the Bank, and the Bank issues such Letter of Credit in its sole and absolute discretion, the Borrower shall be fully liable to the Bank therefor as if the Borrower had requested the issuance of such Letter of Credit, and such liability shall be included as part of the Obligations of the Borrower to the Bank, in addition to the liability of such Affiliate and/or Subsidiary.

h. In connection with the issuance of Letters of Credit, the Borrower shall execute Letter of Credit Documents as shall be required by the Bank, and the Borrower shall comply with all the terms and conditions thereof in connection with any Letter of Credit issued, such Letter of Credit Documents being fully incorporated herein by reference. Borrower shall be responsible to pay all Letter of Credit Fees in connection with all Letters of Credit issued in connection with the Loan Facility,

2.9 At no time shall the aggregate amount of all Loans made by the Bank from the Line of Credit exceed the lesser of (i) the Borrower’s Availability, or (ii) the Maximum Revolving Advance Amount. At no time shall the outstanding amount of Advances against Eligible Inventory exceed the Inventory Sublimit. At no time shall the outstanding amount of Advances against Eligible Inventory exceed the outstanding amount of Advances against Eligible Accounts Receivable. At no time shall the Letter of Credit Amount exceed the Letter of Credit Sublimit. Should the outstanding amount of all Advances or Loans in the aggregate, or should any sublimit or category established hereunder, exceed any limitations set forth in this Agreement at any time, the excess (i) shall continue to be secured by the Collateral, (ii) shall be subject to all of the terms of this Agreement and the other Loan Documents and, at the option of the Bank, (iii) shall immediately become due and payable on demand by the Bank.

2.10 Except as modified in this Agreement and any agreement, instrument or document executed in conjunction herewith, each of the Original Loan Documents, and the provisions thereof, remain in full force and effect including, but not limited to, all recordings and filings. In the event that there is a conflict between any provision of the Original Loan Documents on the one hand, and this Agreement and any agreements, instruments and documents executed in conjunction herewith on the other hand, the provisions of the latter shall govern, it being acknowledged and agreed that nothing in the Loan Documents shall in any way adversely affect any prior recordings or filings made in connection with the Original Loan Documents.

SECTION 3.    Security

3.1 As security for the payment and discharge of all Obligations, Borrower Coffee Holding has heretofore granted, and continues to grant, to the Bank a security interest in and lien on property as more particularly set forth in the Original Loan Documents, all of which constitutes Collateral as security in favor of the Bank for the payment and discharge of all Obligations. All prior granting of security interests, pledges, liens, mortgages, assignments, hypothecations, filings and recordings, if any, shall continue to remain in full force and effect.

3.2 Additional Borrower Organic Products (as a “Borrower” and “Debtor”) hereby grants to the Bank, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Bank the following properties, assets and rights of the Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including without limitation all goods (including inventory, machinery, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts and accounts receivable (including health-care-insurance receivables and other accounts receivables however evidenced), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles including, without limitation, all payment intangibles, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Debtor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Debtor, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics, and all property and Collateral set forth in the Original Loan Documents, including all Collateral described in Schedule A of the Loan and Security Agreement as it would pertain and apply to Additional Borrower’s property and assets as if Additional Borrower had been a signatory (and hence a Borrower and Debtor) to said Agreement.

SECTION 4.    The Collateral

4.1 The Borrower (including but not limited to the Additional Borrower) each reaffirms all warranties, covenants and representations set forth in the Original Loan Documents regarding all property of any kind or nature and wheresoever situate pledged, assigned, mortgaged, or hypothecated to the Bank, or in which the Bank was granted a security interest, lien or interest of any kind under the Original Loan Documents, this Agreement or any of the other Loan Documents.

4.2 Cross-Collateralization and Cross-Default. All Collateral heretofore, herein or hereafter given or granted to the Bank shall secure payment and performance of all of the Obligations, including any Collateral given or granted to the Bank by Borrower (including but not limited to the Additional Borrower). All Loans, Advances and all other Obligations shall be and are hereby declared to be cross-collateralized, cross-defaulted and cross-guaranteed. All property of Borrower of any kind or nature in which Bank has been, is hereunder, or shall hereafter be granted a security interest or a Lien of any kind shall constitute Collateral for all Obligations. Any event of default in connection with any loan, advance or extension of credit made at any time by Bank to Borrower under any documents executed in connection therewith shall automatically and without further acts on the part of the Bank constitute an event of default under all loans, advances and extensions of credit made at any time by Bank to Borrower. In such event, Bank shall have available to it all rights and remedies including, but not limited to, acceleration of any or all loans, advances and extensions of credit made at any time by Bank to Borrower. It shall not be necessary for cross-collateralization, cross-default, cross-acceleration or cross-guarantee language to be inserted into any other previously existing or hereafter created instrument, document or agreement for this section to be fully enforceable by Bank against Borrower and all of their property of any kind or nature, including such property as is specifically described in this Agreement, any of the other Loan Documents, or any other documents executed by Borrower.

SECTION 5.      Representations and Warranties of the Borrower

5.1 Borrower (including but not limited to the Additional Borrower) hereby reaffirms all warranties, covenants, agreements, representations, and undertakings set forth in the Original Loan Documents except as may be modified by the express provisions of this Agreement.

5.2 Each entity Obligor was duly formed and is in good standing under the laws of the state of its formation, and utilizes no names other than as set forth in the Loan Documents. Each Obligor has all requisite power and authority (i) to execute and deliver this Agreement and all other Loan Documents, and to consummate the transactions and perform its obligations thereunder; (ii) to own and operate its properties and assets and to carry on the business now conducted or as now contemplated; and (iii) is qualified or authorized to do business and is in good standing in all jurisdictions wherein the character of the property owned or the nature of the business conducted by Obligor makes such qualification or authorization necessary.

5.3 The execution and delivery of, and the consummation of the transactions contemplated under, this Agreement and all of the other Loan Documents, have been duly authorized and approved and no other proceedings on the part of Borrower or the Validity Guarantors are necessary or required under the laws of the State of New York and all other jurisdictions which may have an effect on the validity and enforceability of the Loan Documents.

5.4 The Loan Documents delivered or to be delivered by Borrower are legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

5.5 As of the date hereof, the Obligors represent and warrant as follows: (a) the representations and warranties of the Obligors set forth in the Loan Documents are true and correct; (b) the Obligors are in compliance with all the terms and provisions set forth in the Loan Documents; (c) neither a Default nor an Event of Default under the Loan Documents exists; and (d) the Bank is in full compliance with its obligations under the Loan Documents and there exist no claims, defenses, offsets, counterclaims, or causes of action of any kind in favor of the Obligors and against the Bank, its agents, servants, representatives, and employees, and that any such claims in any event are hereby irrevocably waived.

SECTION 6.    Additional Provisions

6.1 Borrower may have executed or may hereafter execute instruments, agreements and documents evidencing indebtedness to the Bank not referenced in the Original Loan Documents or this Agreement. This Agreement does not modify, nor is Borrower released from, all obligations of Borrower under such instruments, agreements, and documents which remain in full force and effect.

6.2 This Agreement sets forth the entire agreement of the parties hereto modifying the Original Loan Documents as of the date hereof.

SECTION 7.    Miscellaneous

7.1 Concerning Successors and Assigns.  All covenants, agreements, representations and warranties made herein shall survive execution of the Loan Documents, and shall continue in full force and effect so long as the Obligations under the Loan Documents are outstanding. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower or any Validity Guarantor which are contained in this Agreement shall bind its successors and assigns and inure to the benefit of the successors and assigns of the Bank.

7.2 New York Law Governs.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York (and excluding the laws applicable to conflicts or choice of law). Any judicial proceeding brought by any Borrower or Validity Guarantor with respect to any of the Obligations, this Agreement, the other Loan Documents or any related agreement shall be brought in any state or federal court of competent jurisdiction located in the City of New York, New York County, State of New York, and, by execution and delivery of this Agreement, each Borrower and Validity Guarantor accepts for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Service of process of any such proceeding may be made upon any Borrower or Validity Guarantor by mail at the address set forth in the Loan Documents for such party. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of the Bank to bring proceedings against any Borrower or Validity Guarantor or other party in the courts of any other jurisdiction, Each Borrower and Validity Guarantor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Borrower and Validity Guarantor waives the right to remove any judicial proceeding brought against such Borrower or Validity Guarantor in any state court to any federal court.

7.3 Modifications in Writing.  Modification or the waiver of any provisions of this Agreement or the Loan Documents shall in no event be effective unless the same shall be in writing and signed by the Bank and the Borrower, and then such modification or waiver shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle it to any other or further notice or demand in the same circumstances.

7.4 Captions.  The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

7.5 Severability.  In the event any provision of this Agreement or the other Loan Documents shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or thereof.

7.6 Other Documents.  In the event that any provision of the Loan Documents conflict with each other, the interpretation agreed upon is that which will most effectively protect the Bank’s security.

7.7 Multiple Parties.  If more than one party is included in the term “Borrower” or “Validity Guarantor” or “Obligor” as defined under this Agreement, all references to the term “Borrower” or “ Validity Guarantor” or “Obligor” shall include each and every party so named, and their obligations under the Loan Documents shall be joint and several.

7.8 Jury Waiver and Others.  THE BORROWER AND EVERY OTHER PARTY LIABLE FOR THE BORROWER’S OBLIGATIONS TO THE BANK AS VALIDITY GUARANTOR, ENDORSER, SURETY OR IN ANY CAPACITY WHATSOEVER HEREBY, AND THE BANK, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WR(TTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER AND EACH VALIDITY GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER AND EACH VALIDITY GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO THIS AGREEMENT AND MAKE ANY LOAN.

7.9 Indemnification.  Borrower agrees to pay, reimburse, indemnify and hold harmless, the Bank, its directors, officers, employees, agents and representatives from and against any and all actions, costs, damages, disbursements, expenses (including reasonable attorneys’ fees), judgments, liabilities, losses, obligations, penalties and suits of any kind or nature whatsoever with respect to: (i) the administration, enforcement, interpretation, amendment, modification, waiver or consent of any of the Loan Documents; (ii) the exercise of any right or remedy granted in any of the Loan Documents, the collection or enforcement of any of the Obligations and the proof or allowability of any claim arising under any of the Loan Documents, whether in any bankruptcy or receivership proceeding or otherwise; and (iii) any claim of third parties, and the prosecution or defense thereof, arising out of or in any way connected with any of the Loan Documents or any Collateral.

7.10 Further Assurances and Corrective Instrument.  The Borrower and each Validity Guarantor agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of the Loan Documents or as requested by the Bank to perfect or preserve the security interests or liens granted to it pursuant to the Loan Documents.

7.11 Construction.  The Borrower and each Validity Guarantor acknowledges that this Agreement is not to be construed as payment or discharge of the obligations of the Borrower or any Validity Guarantor under the Original Loan Documents, but rather a renewal and modification thereof, same to relate back to the Original Loan Documents to the fullest extent possible.

7.12 Non-signing Parties.  The parties hereto agree that this Agreement is made on the express condition that it shall not be construed as precluding the Bank, its successors and assigns, from enforcing any and all rights against any other party liable under the Original Loan Documents, as maker, endorser, guarantor, surety or in any other capacity whatsoever, whose written assent hereto has not been obtained, for which purpose the obligations under the Original Loan Documents may be treated as overdue and collectible immediately in accordance with the terms thereof as if this Agreement had not been made.

7.13 Counterparts.  This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

7.14 Effective Date and Term.  This Agreement shall become effective upon the date set forth on page 1 hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this document as of the day and year first above written.

WITNESS OR ATTEST:
Borrower:

COFFEE HOLDING CO., INC.

By:	/s/ David Gordon	By:	/s/ Andrew Gordon
	David Gordon		Andrew Gordon
	Secretary		President

ORGANIC PRODUCTS TRADING COMPANY LLC

By:	/s/ Andrew Gordon
Andrew Gordon
Manager

By:	/s/ David Gordon
David Gordon
Manager

Bank:

STERLING NATIONAL BANK

By:	/s/ Murray R. Markowitz
Murray R. Markowitz
First Vice President

ACKNOWLEDGMENT BY VALIDITY GUARANTORS

The Undersigned acknowledge that they are the Validity Guarantors with respect to the Line of Credit and the Loan Documents; that they have executed a Validity Guaranty in favor of the Bank dated March 4, 2010; that they have requested the modifications contained in this Loan Modification Agreement, and are in agreement with the terms and provisions hereof; that they reaffirm in all respects the Validity Guaranty they have executed in favor of the Bank; and that they are aware that the Bank is relying upon the Validity Guaranty and the assent of the Undersigned to the terms of the Loan Modification Agreement and all documents executed in conjunction therewith in making modifications to the Loan Facility and the Original Loan Documents.

WITNESS:

_____________________________	/s/ ANDREW GORDON	(L.S.)
ANDREW GORDON

_____________________________	/s/ DAVID GORDON	(L.S.)
DAVID GORDON